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Exhibit 11 Computation of Earnings (Loss) per Common Share
                                                                                     THREE MONTHS
                                                     YEARS ENDED SEPTEMBER 30,          ENDED          YEAR ENDED
                                                   -----------------------------      DECEMBER 31,     DECEMBER 31,
                                                      1994            1995              1995              1996
                                                   -------------    ------------    ---------------   -------------

PRO-FORMA:
Weighted Average Number of Common and
  Common Equivalent Shares Outstanding:
Common Stock                                                          6,508,424        6,509,214        6,521,913
Assumed Conversion of Preferred Stock                                 5,247,324        5,247,324        5,247,324
Common Equivalent Shares Resulting from stock
  options and warrants (treasury stock method)                             --            499,314        1,758,657
SAB 83 Shares (treasury stock method)                                   905,828          905,828          905,828
                                                                    -----------      -----------      -----------
Total                                                                12,661,576       13,161,680       14,433,722
                                                                    ===========      ===========      ===========

Net Income (Loss) Applicable to Common Stock                        $(2,432,914)     $    72,205      $ 2,272,497
                                                                    ===========      ===========      ===========
Pro-Forma Income (Loss) per Common Share                            $     (0.19)     $      0.01      $      0.16
                                                                    ===========      ===========      ===========

PRIMARY:
Weighted Average Number of Common and
  Common Equivalent Shares Outstanding:
Common Stock                                         6,493,091        6,508,424        6,509,214        6,520,789
Common Equivalent Shares Resulting from stock
  options and warrants (treasury stock method)         397,081             --            499,314        1,758,657
SAB 83 Shares (treasury stock method)                  905,828          905,828          905,828          905,828
                                                   -----------      -----------      -----------      -----------
Total                                                7,796,000        7,414,252        7,914,356        9,185,274
                                                   ===========      ===========      ===========      ===========

Net Income (Loss)                                  $   950,272      $(2,432,914)     $    72,205      $ 2,272,497
Dividends Accreted on Preferred Stock                 (182,544)        (182,544)         (45,635)        (136,905)
                                                   -----------      -----------      -----------      -----------
Net Income (Loss) Applicable to Common Stock       $   767,728      $(2,615,458)     $    26,570      $ 2,135,592
                                                   ===========      ===========      ===========      ===========

Primary Income (Loss) per Common Share             $      0.10      $     (0.35)     $      0.00      $      0.23
                                                   ===========      ===========      ===========      ===========

FULLY DILUTED:
Weighted Average Number of Common and
  Common Equivalent Shares Outstanding:
Common Stock                                         6,493,091        6,508,424        6,509,214        6,520,789
Assumed Conversion of Preferred Stock                3,247,324        3,247,324        3,247,324        4,747,300
Common Equivalent Shares Resulting from stock
  options and warrants (treasury stock method)         464,201             --            499,313        1,838,155
SAB 83 Shares (treasury stock method)                  905,828          905,828          905,828          905,828
                                                   -----------      -----------      -----------      -----------
 Total                                              11,110,444       10,661,576       11,161,679       14,012,072
                                                   ===========      ===========      ===========      ===========

Net Income (Loss) Applicable to Common Stock       $   950,272      $(2,432,914)     $    72,205      $ 2,272,497
                                                   ===========      ===========      ===========      ===========

Fully Diluted Income (Loss) per Common Share       $      0.09      $     (0.23)     $      0.01      $      0.16
                                                   ===========      ===========      ===========      ===========
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